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                                                                    EXHIBIT 23.2

                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1998 Stock Plan and Amended 1991 Employee Stock Purchase Plan of Phoenix Technologies Ltd. of our report dated October 21,
1997, with respect to the consolidated financial statements and schedule of Phoenix Technologies Ltd. included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.

                                                      /s/ ERNST & YOUNG LLP



San Jose, California
June 3, 1998